UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 13, 2011

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2840 HIGHWAY 95 ALT. S,  Suite 7,
Silver Springs, Nevada

89429
(Zip Code)

(704) 619-3738
Registrant's telephone number, including area code

SWEET SPOT GAMES, INC.
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

Greenfield Farms Food, Inc., (the “Company”) has entered into a Convertible Promissory Note and Securities Purchase Agreement with Asher Enterprises, Inc., a Delaware corporation with its headquarters in Great Neck, NY.  The following discussion provides only a brief description and  is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.7 and 10.8 and are incorporated by reference herein.

On September 14, 2011 the Company, accepted and entered into Securities Purchase Agreement (the "Convertible Promissory Note Agreement") originally dated September 7, 2012  with Asher Enterprises, Inc., a Delaware corporation (the "Investor"), authorizing the Investor to purchase a convertible note (the "Note") in the principal amount of $50,000 with an interest rate of 8% per annum

Pursuant to the Convertible Note Agreement and the Note, the Investor, or registered Assigns (collectively the "Holder"), shall have the right, from time to time, and at any time during the period beginning on the date which is 180 days following the date of the Note and ending on the later of the maturity date (which is September 7, 2012) or the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of Common Stock of the Company; provided however, to the extent that the Holder's beneficial ownership of the Common Stock of the Company would not exceed 4.99% at any such time as a result of its conversion of the Note.

The Investor may convert, at any time, the outstanding principal and accrued interest on the Debenture into shares of the Company's common stock ("Common Stock") at a conversion price per share equal to fifty percent (55%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

 ITEM 7.01 FD Disclosure

(a)
The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

(b)

ITEM 9.01 Other Events.

On or about June 30, 2011, through third parties the Company became associated with Entersa, Ltd. of London, England to, among other things, introduce the Company to institutional investors, investment banks and other industry professionals. Services commenced on or about July 11, 2011.  Various disputes arose and on July 16, 2011 Entersa and the Company agreed to cease Entersa’s consulting activities.

On or about August 8, 2011, Entersa agreed to alter its arrangement. upon further compensation in the form of  an additional 1.5 million shares of the Company’s common stock and $100,000, all to be paid by a shareholder of the Company. On August 12, 2011, the Company and Entersa formally terminated any association and Entersa agreed to return the compensation previously paid. As of the date of this filing, 1.5 Million shares have been returned to the shareholder.

Since the full extent of the actions undertaken by Entersa without the authority of the Company is not presently known, the Company has commenced an internal investigation.  Pending the outcome of that investigation, the investing public should not rely upon any information disseminated by Entersa.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.7*	Securities Purchase Agreement with Asher Enterprises, Inc.
10.8*	Note Agreement with Asher Enterprises, inc.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenfield Farms Food, Inc.

September 15, 2011	/s/ Larry Moore
Larry Moore, President